UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 19, 2018

STEELCASE INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 44th Street SE, Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2018, Steelcase Inc. (the "Company") borrowed $79 million under its committed unsecured revolving credit facility as funding for the Company’s acquisition of Orangebox Group Limited (“Orangebox”).  The amount borrowed is subject to an initial rate of interest equal to 3.29% per annum. The credit facility is governed by the terms of the Second Amended and Restated Credit Agreement, dated as of September 23, 2016 among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders, as amended on July 12, 2018.  A copy of the credit agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on September 28, 2016, and a copy of the amendment is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on July 16, 2018.

Item 7.01. Regulation FD Disclosure.

On September 20, 2018, the Company issued a press release announcing the acquisition of Orangebox. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Steelcase Inc. Press Release dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: September 20, 2018	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)